As filed with the Securities and Exchange Commission on July 8, 1999
                                                      Registration No. 333-
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                      ------------------------------------
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                      ------------------------------------
                                  POPULAR, INC.
             (Exact name of Registrant as specified in its charter)

               PUERTO RICO                                 66-0416582
     (State or other jurisdiction of                    (I.R.S. Employer
     incorporation or organization)                    Identification No.)

        209 MUNOZ RIVERA AVENUE                           (787) 765-9800
      HATO REY, PUERTO RICO 00918                    (Registrant's telephone
(Address of principal executive offices)           number, including area code)

                        POPULAR INTERNATIONAL BANK, INC.
             (Exact name of Registrant as specified in its charter)

               PUERTO RICO                                  66-0489108
     (State or other jurisdiction of                     (I.R.S. Employer
     incorporation or organization)                     Identification No.)
         209 MUNOZ RIVERA AVENUE                          (787) 765-9800
       HATO REY, PUERTO RICO 00918                    (Registrant's telephone
(Address of principal executive offices)            number, including area code)

                           POPULAR NORTH AMERICA, INC.
             (Exact name of Registrant as specified in its charter)
                DELAWARE                                    66-0476353
     (State or other jurisdiction of                     (I.R.S. Employer
     incorporation or organization)                     Identification No.)
           521 FELLOWSHIP ROAD                            (787) 765-9800
      MT. LAUREL, NEW JERSEY 08054                    (Registrant's telephone
 (Address of principal executive office)            number, including area code)

                      ------------------------------------
                                JORGE A. JUNQUERA
                             209 MUNOZ RIVERA AVENUE
                           HATO REY, PUERTO RICO 00918
                                 (787) 765-9800
(Name, address, and telephone number, including area code, of agent for service)

                                COPIES TO:
         Donald J. Toumey, Esq.             Norman Slonaker, Esq.
         Sullivan & Cromwell                Brown & Wood LLP
         125 Broad Street                   One World Trade Center
         New York, New York 10004           New York, New York 10004

                      ------------------------------------

         APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this Registration Statement as determined by the Registrants on the basis of market conditions and other factors.

         If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. [X]

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                      ------------------------------------

                         CALCULATION OF REGISTRATION FEE

                                                                       PROPOSED MAXIMUM     PROPOSED MAXIMUM
                                                       AMOUNT TO BE   OFFERING PRICE PER  AGGREGATE OF OFFERIN      AMOUNT OF
   TITLE OF EACH CLASS OF SECURITIES TO BE REGISTERED   REGISTERED          UNIT(1)             PRICE(1)       REGISTRATION FEE
Debt Securities and Preferred Stock................   $1,500,000,000         100%            $1,500,000,000         $417,000
Guarantees.........................................         (2)               (2)                  (2)                 (2)

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457.
(2) No additional consideration will be received for the Guarantees.

                      ------------------------------------

The Registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrants shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

================================================================================

RED HERRING TEXT
----------------

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                             Subject to Completion.
                    Preliminary Prospectus dated July 8, 1999

PROSPECTUS
                                  POPULAR, INC.

                                       OR

                        POPULAR INTERNATIONAL BANK, INC.

                                       OR

                           POPULAR NORTH AMERICA, INC.


                       DEBT SECURITIES AND PREFERRED STOCK

o  By this prospectus, we may offer from time to time            o  When we offer debt securities or preferred stock,
   up to $1,500,000,000 of our:                                     we will provide you with a prospectus
                                                                    supplement or a term sheet describing the terms
     o  debt securities and                                         of the specific issue of debt securities or preferred
                                                                    stock, including the offering price.
     o  preferred stock
                                                                 o  You should read this prospectus and the
o Popular will unconditionally and absolutely                       prospectus supplement or the term sheet relating
  guarantee all debt securities and preferred stock                 to the specific issue of debt securities or preferred
  offered by Popular International Bank or Popular                  stock carefully before you invest.
  North America.

                             ----------------------

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                             ----------------------
     We may sell the debt securities or preferred stock directly or through one or more agents or dealers. The agents are not required to sell any specific number or amount of the debt securities or preferred stock.

     When we define a specialized term, it appears in BOLD, ITALICIZED type. We refer to the debt securities and preferred stock issued under the terms of this prospectus as the SECURITIES and to Popular's guarantee of securities offered by Popular International Bank or Popular North America as the GUARANTEES.

               The date of this prospectus is               , 1999

                                  POPULAR, INC.

     Popular is a diversified bank holding company (formerly BanPonce Corporation). As a bank holding company, Popular is registered under the Bank Holding Company Act of 1956 and is subject to the supervision and regulation of the Board of Governors of the Federal Reserve System. Popular was incorporated in 1984 under the laws of the Commonwealth of Puerto Rico and has developed into the largest financial institution in Puerto Rico. On December 31, 1998, Popular ranked as the 37th largest bank holding company in the United States in terms of total assets. At June 30, 1999, Popular's consolidated assets totaled $23.7 billion, its aggregate deposits were $13.9 billion, and its stockholders' equity amounted to $1.7 billion.

     In 1998, Popular commenced a program to reorganize and streamline its operations in the mainland United States. The reorganization allows Popular to take advantage of recent changes in U.S. federal banking laws involving branch banking across state lines. The reorganization was largely completed on January 1, 1999.

     Popular's principal subsidiary, Banco Popular de Puerto Rico, which we refer to as BANCO POPULAR, was incorporated over 100 years ago in 1893 and is Puerto Rico's largest bank. At June 30, 1999, Banco Popular had consolidated total assets of $17.1 billion, deposits of $10.3 billion and stockholders' equity of $1.1 billion. Banco Popular accounted for 72% of the total consolidated assets of Popular at June 30, 1999. A consumer-oriented bank, Banco Popular has the largest retail franchise in Puerto Rico, operating 200 branches and 426 automated teller machines. Banco Popular also has the largest trust operation in Puerto Rico.

     Banco Popular also operates eleven branches in the U.S. Virgin Islands and one branch in the British Virgin Islands.

     Banco Popular's deposits are insured under the Bank Insurance Fund of the Federal Deposit Insurance Corporation.

     In addition to its branch banking network, Banco Popular offers more specialized services through three subsidiaries:

o Popular Leasing & Rental, Inc., Puerto Rico's largest vehicle leasing and daily rental company

o Popular Finance, Inc., a small-loan and secondary mortgage company with 50 offices in Puerto Rico

o    Popular Mortgage, Inc., a mortgage bank with eleven offices in Puerto Rico.

     Popular has two other principal subsidiaries:

o Popular Securities Incorporated, a securities broker-dealer in Puerto Rico with brokerage, financial advisory and investment operations for institutional and retail customers

o     Popular International Bank, Inc.

     Popular International Bank owns all of the outstanding stock of Popular
North

America and ATH Costa Rica, which provides ATM switching and driving services in San Jose, Costa Rica. In addition, Popular International Bank has an investment in 57% of the outstanding stock of Banco Fiduciario S.A., a commercial bank in the Dominican Republic with total assets of $441.3 million as of June 30, 1999.

     More information regarding Popular North America and Popular International Bank is provided below under "Popular International Bank, Inc." and "Popular North America, Inc."

     Popular's principal executive offices are located at 209 Munoz Rivera Avenue, Hato Rey, Puerto Rico 00918, and its telephone number is (787) 765-9800.

                        POPULAR INTERNATIONAL BANK, INC.

     Popular International Bank, a wholly owned subsidiary of Popular, was organized in 1992 under the laws of the Commonwealth of Puerto Rico. Popular International Bank operates as an international banking entity under the International Banking Center Regulatory Act of Puerto Rico and is a registered bank holding company under the Bank Holding Company Act. Popular International Bank owns all of the outstanding capital stock of Popular North America. Popular International Bank is principally engaged in providing managerial services to its subsidiaries. Summary consolidated financial statements of Popular International Bank are included in the notes to Popular's consolidated financial statements that are incorporated by reference.

                           POPULAR NORTH AMERICA, INC.

     Popular North America (formerly BanPonce Financial Corp.), a wholly owned subsidiary of Popular International Bank and an indirectly wholly owned subsidiary of Popular, was organized in 1991 under the laws of the State of Delaware.

     Popular North America functions as a holding company for Popular's mainland U.S. operations. It does not engage directly in any operational activities other than providing managerial services to and raising funds for Popular's mainland U.S. operations. As a bank holding company, Popular North America is registered under the Bank Holding Company Act.

     Following the reorganization, Popular's banking operations in the mainland U.S. are principally carried out through Banco Popular North America. Popular's banking operations in Texas are presently carried out through Banco Popular, N.A. (Texas), which is expected to be merged with and into Banco Popular North America in 1999. We have focused our activities in the mainland United States on a number of selected states:

o In New York, we operate 31 branches. As of June 30, 1999, our New York branches accounted for aggregate assets $2.1 billion and total deposits of $1.6 billion.

o In Illinois, we operate 19 branches with total assets of $1.3 billion and deposits of $945.5 million as of June 30,

1999.

o In California we operate 14 branches with total assets of $425 million and deposits of $312.6 million as of June 30, 1999.

o We operate 10 branches in New Jersey with total assets of $424.4 million and deposits of $313.4 million as of June 30, 1999.

o We operate 10 branches in Florida. As of June 30, 1999, our Florida branches accounted for aggregate assets of $387.1 million and total deposits of $114.1 million.

o In Texas, we maintain four branches of Banco Popular, N.A. (Texas). As of June 30, 1999, the Texas branches accounted for aggregate assets of $142.8 million and deposits of $72.9 million.

     Other operations of Popular North America are carried out through the following subsidiaries:

o Popular Cash Express is a retail financial services company offering services such as check cashing, money transfers to other countries, money order sales and processing of payments through 42 outlets and 28 mobile check cashing units in 4 states in the United States. Its assets totaled $42 million as of June 30, 1999.

o Equity One is a diversified consumer finance company engaged in the business of making personal and mortgage loans and providing dealer financing through 129 offices in 38 states with total assets of $1.4 billion as of June 30, 1999.

         Summary consolidated financial statements of Popular North America are included in the notes to Popular's consolidated financial statements that are incorporated by reference.

         If you want to find more information about us, please see the sections entitled "Where You Can Find More Information" and "Incorporation of Information We File with the SEC" in this prospectus.

         In this prospectus, references to "WE", "US" and "OUR" refer to Popular, Popular International Bank and Popular North America collectively and do not include any consolidated subsidiaries. When we refer to "YOUR SECURITY" and "YOUR PROSPECTUS SUPPLEMENT", we mean the security you have purchased and the prospectus supplement describing the specific terms of your security. When we refer to the "ISSUERS", we mean Popular, Popular International Bank and Popular North America.

                            CONSOLIDATED RATIOS OF EARNINGS TO FIXED CHARGES OF POPULAR

                                                 Period ended                    Year Ended December 31,
                                                 June 30, 1999        1998      1997     1996     1995      1994

Ratio of Earnings to Fixed Charges:
    Excluding Interest on Deposits.............        1.8             1.8       1.8      2.0      2.0      2.6
    Including Interest on Deposits.............        1.4             1.4       1.4      1.4      1.4      1.5
Ratio of Earnings to Fixed Charges and
    Preferred Stock Dividends:
    Excluding Interest on Deposits.............        1.8             1.8       1.8      2.0      2.0      2.5
    Including Interest on Deposits.............        1.4             1.4       1.4      1.4      1.4      1.5

     For purposes of computing these consolidated ratios, earnings represents income before income taxes plus fixed charges. Fixed charges represents all interest expense (ratios are presented both excluding and including interest on deposits), the portion of net rental expense which is deemed representative of the interest factor, the amortization of debt issuance expense and capitalized interest.

                            HOLDING COMPANY STRUCTURE

     Banco Popular and Banco Popular North America are subject to restrictions under federal law that limit the transfer of funds from either of the two to any of Popular, Popular International Bank, Popular North America or Popular Holdings USA, Inc., a wholly owned subsidiary of Popular North America, and other non-banking affiliates of Banco Popular and Banco Popular North America. Popular Holdings USA is registered as a bank holding company under the Bank Holding Company Act.

     A transfer to any non-banking affiliate is limited in amount to 10% of the transferring institution's capital stock and surplus, and transfers in the aggregate to all of the non-banking affiliates are limited to an aggregate of 20% of the transferring institution's capital stock and surplus. These restrictions apply regardless of whether such transfers were in the form of loans, other extensions of credit, investments or asset purchases. For these purposes, capital stock and surplus includes the institution's total risk-based capital plus the balance of its allowance for loan losses not included therein. Furthermore, such loans and extensions of credit are required to be secured in specified amounts.

     Under the Federal Reserve Board policy, a bank holding company like Popular, Popular International Bank, Popular North America or Popular Holdings USA is expected to act as a source of financial strength to each of its subsidiary banks and to commit resources to support each subsidiary bank. This support may be required at times when, absent this policy, the bank holding company might not otherwise provide support. In addition, capital loans by a bank holding company to its subsidiary depository institutions are subordinated in right of payment to deposits and to certain other indebtedness of the subsidiary depository institution. In the event of a bank holding company's bankruptcy, a commitment by the bank holding company to a federal bank regulatory agency to maintain the capital of a subsidiary depository institution will be assumed by the bankruptcy trustee and entitled to a priority of payment. Banco Popular, Banco Popular North America and Banco Popular, N.A. (Texas) are currently the only depository institutions of Popular, Popular North America, Popular International Bank and Popular Holdings USA.

     The principal source of cash flow for Popular is dividends from Banco Popular. The principal source of cash flow for Popular International Bank is Popular North America. The principal source of cash flow for Popular North America is Banco Popular North America. Various statutory provisions limit the amount of dividends Banco Popular and Banco Popular North America can pay without regulatory approval. As member banks subject to the regulation of the Federal Reserve Board, Banco Popular and Banco Popular North America must obtain the approval of the Federal Reserve Board for any dividend if the total of all dividends declared by it in any calendar year would exceed the total of its net profits, as defined by the Federal Reserve Board, for that year, combined with its retained net profits for the preceding two years. In addition, a member bank may not pay a dividend in an amount greater than its undivided profits then on hand after deducting its losses and bad debts. For this purpose, bad debts are generally defined to include the principal amount of loans that are past due with respect to interest by six months or more unless such loans are fully secured and in the process of collection. Moreover, for purposes of this limitation, a member bank is not permitted to add the balance in its allowance for loan losses account to its undivided profits then on hand. A member bank may, however, net the sum of its bad debts as so defined against the balance in its allowance for loan losses account and deduct from undivided profits only bad debts as so defined in excess of that account. At December 31, 1999, Banco Popular could have declared a dividend of approximately $361 million without the approval of the Federal Reserve Board. New York law and the National Bank Act contain similar limitations on the amount of dividends that a bank subsidiary can pay to its holding company.

     The payment of dividends by Banco Popular, Banco Popular North America and Banco Popular, N.A. (Texas) may also be affected by other regulatory requirements and policies, such as the maintenance of adequate capital. If the applicable regulatory authority believes that a depository institution under its jurisdiction is engaged in, or is about to engage in, an unsafe or unsound practice (that, depending on the financial condition of the depository institution, could include the payment of dividends), the regulatory authority may require, after notice and hearing, that the depository institution cease and desist from that practice. The Federal Reserve Board has issued a policy statement that provides that insured banks and bank holding companies should generally pay dividends only out of current operating earnings. In addition, all insured depository institutions are subject to the capital-based limitations required by the Federal Deposit Insurance Act, which we refer to as the FDIA.

     As a commercial bank organized under the laws of Puerto Rico, Banco

Popular is subject to supervision, examination and regulation by the Office of the Commissioner of Financial Institutions of Puerto Rico, which we refer to as the Office of the Commissioner, pursuant to the Puerto Rico Banking Act of 1933, as amended, which we refer to as the Banking Law.

     Section 27 of the Banking Law requires that at least 10% of the yearly net income of Banco Popular be credited annually to a reserve fund. This apportionment shall be done every year until the reserve fund shall be equal to the total of paid-in capital on common and preferred stock. At the end of its most recent fiscal year, Banco Popular had a fund established in compliance with these requirements.

     Section 27 of the Banking Law also provides that when the expenditures of a bank are greater than the receipts, the excess of the former over the latter must be charged against the undistributed profits of the bank, and the balance, if any, must be charged against the reserve fund, as a reduction. If the reserve fund does not sufficiently cover the balance in whole or in part, the outstanding amount must be charged against the capital account and no dividend can be declared until the capital has been restored to its original amount and the reserve fund to 20% of the original capital.

     Section 16 of the Banking Law requires every bank to maintain a legal reserve that, except as otherwise provided by the Office of the Commissioner, cannot be less than 20% of its demand liabilities, excluding government deposits (federal, state and municipal) which are secured by actual collateral. Furthermore, if a bank is authorized to establish one or more bank branches in a State of the United States or in a foreign country, where branches are subject to the reserve requirements of that state or country, the Office of the Commissioner may exempt the branch or branches of the reserve requirements of
Section 16. However, Banco Popular has been exempted from these requirements, with respect to deposits payable in Puerto Rico, pursuant to an order of the Board of Governors of the Federal Reserve System dated November 24, 1982. The reserve requirements of Section 16 apply to those deposits.

     Because Popular, Popular International Bank, Popular North America and Popular Holdings USA are holding companies, their right to participate in the assets of any subsidiary upon the subsidiary's liquidation or reorganization will be subject to the prior claims of the subsidiary's creditors, including depositors in the case of subsidiary depository institutions, except to the extent that Popular, Popular International Bank, Popular North America or Popular Holdings USA, may itself be a creditor with recognized claims against the subsidiary.

     Under the FDIA, a depository institution, the deposits of which are insured by the FDIC, can be held liable for any loss incurred by, or reasonably expected to be incurred by, the FDIC in connection with

o    the default of a commonly controlled FDIC-insured depository institution or

o any assistance provided by the FDIC to any commonly controlled FDIC-insured depository institution "in danger of default".

     "DEFAULT" is defined generally as the appointment of a conservator or a receiver and "IN DANGER OF DEFAULT" is defined generally as the existence of certain conditions indicating that a default is likely to occur in the absence of regulatory assistance. In some circumstances (depending upon the amount of the loss or anticipated loss suffered by the FDIC), cross-guarantee liability may result in the ultimate failure or insolvency of one or more insured depository institutions in a holding company structure. Any obligation or liability owed by a subsidiary depository institution to its parent company is subordinated to the subsidiary bank's cross-guarantee liability with respect to commonly controlled insured depository institutions.

                                 USE OF PROCEEDS

     We intend to use the net proceeds from the sale of the securities for

o general corporate purposes, including investments in, or extensions of credit to, existing and future subsidiaries,

o    the acquisition of other banking and financial institutions and

o    repayment of outstanding borrowings.

     We do not at present have any plans to use the proceeds from any offering for a material acquisition or to repay outstanding borrowings. All or a substantial portion of the proceeds from the sale of securities issued by Popular North America will be loaned by Popular North America to its direct or indirect subsidiaries, including Equity One, or used by Popular North America for general corporate purposes. The net proceeds from the sale of securities by Popular International Bank will be loaned by Popular International Bank to its affiliates or used by Popular International Bank for general corporate purposes. The precise amounts and timing of the application of proceeds will depend on various factors existing at the time of offering of the securities, including Popular's subsidiaries' funding requirements and the availability of other funds. Until used, the proceeds may be temporarily invested in short-term obligations.


                          LEGAL OWNERSHIP OF SECURITIES

-------------------------------------------------------------------------------
Please note that in this prospectus, the term "holders" means those who own securities registered in their own names on the books that we or the trustee maintain for this purpose and not those who own beneficial interests in securities registered in "street name" or in securities issued in book-entry form through The Depository Trust Company.
-------------------------------------------------------------------------------

     We refer to those who have securities registered in their own names, on the books that we or the trustee maintain for this purpose, as the "HOLDERS" of those securities. These persons are the legal holders of the securities. We refer to those who, indirectly through others, own beneficial interests in securities that are not registered in their own names as "INDIRECT HOLDERS" of those securities. As we discuss below, indirect holders are not legal holders, and investors in securities issued in book-entry form or in street name will be indirect holders.

BOOK-ENTRY HOLDERS

     We will issue each security in book-entry form only, unless we specify otherwise in the applicable prospectus supplement. Therefore, securities represented by one or more global securities are registered in the name of a financial institution that holds them as depository on behalf of other financial institutions that participate in the depository's book-entry system. These participating institutions, in turn, hold beneficial interests in the securities on behalf of themselves or their customers.

     Under the indentures, only the person in whose name a security is registered is recognized as the holder of that security. Consequently, for securities issued in global form, we will recognize only the depository as the holder of the securities, and we will make all payments on the securities to the depository. The depository passes along the payments it receives to its participants, which in turn pass the payments along to their customers who are the beneficial owners. The depository and its participants make these payments under agreements they have made with one another or with their customers; they are not obligated to do so under the terms of the securities.

     As a result, investors will not own securities directly. Instead, they will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depository's book-entry system or holds an interest through a participant. As long as the securities are issued in global form, investors will be indirect holders, and not holders, of the securities.

STREET NAME HOLDERS

     In the future we may terminate a global security or issue securities initially in non-global form. In these cases, investors may choose to hold their securities in their own names or in "street name". Securities held by an investor in street name would be registered in the name of a bank, broker or other financial institution that the investor chooses, and the investor would hold only a beneficial interest in those securities through an account he or she maintains at that institution.

     For securities held in street name, we will recognize only the intermediary banks, brokers and other financial institutions in whose names the securities are registered as the holders of those securities, and we will make all payments on those securities to them. These institutions pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so. Investors who hold securities in street name will be indirect holders, not holders, of those securities.

LEGAL HOLDERS

     Our obligations, as well as the obligations of the trustee and those of any third parties employed by us or the trustee, run only to the holders of securities. We do not have obligations to investors who hold beneficial interests in street name, in global securities or by any other indirect means. This will be the case whether an investor chooses to be an indirect holder of a security or has no choice because we issue the securities only in global form.

     For example, once we make payment or give a notice to the holder, we have no further responsibility for that payment or notice even if that holder is required, under agreements with depository participants or customers or by law, to pass it along to the indirect holders but does not do so. Similarly, if we want to obtain the approval of the holders for any purpose -- e.g., to amend the indentures or to relieve us of the consequences of a default or of our obligation to comply with a particular provision of the indenture -- we would seek the approval only from the holders, and not the indirect holders, of the securities. Whether and how the holders contact the indirect holders is up to the holders.

     When we refer to "YOU", we mean those who invest in the securities being offered by this prospectus, whether they are the holders or only indirect holders of those securities. When we refer to "YOUR SECURITIES", we mean the securities in which you hold a direct or indirect interest.


                   DESCRIPTION OF DEBT SECURITIES WE MAY OFFER


INFORMATION ABOUT OUR DEBT SECURITIES

     As required by U.S. federal law for all debt securities of companies that are publicly offered, the debt securities issued under this prospectus are governed by documents called "INDENTURES". The indentures are contracts between us and The First National Bank of Chicago, which currently acts as "TRUSTEE" under each of the indentures. The trustee has two main roles:

   o First, the trustee can enforce your rights against us if we default. There are some limitations on the extent to which the trustee acts on your behalf, described later under "-- Default and Remedies"; and

   o Second, the trustee performs administrative duties for us, such as sending you interest payments, and transferring your debt security to a new buyer if you sell and sending you notices.

     The indentures permit us to issue different series of debt securities from time to time. We may issue debt securities in such amounts, at such times and on such terms as we wish. The debt securities will differ from one another in their terms.

     Popular may issue senior debt securities under an indenture dated as of February 15, 1995, as supplemented by the First Supplemental Indenture dated as of May 8, 1997. Both indentures are between Popular and the trustee. Popular may issue subordinated debt securities under an Indenture dated as November 30, 1995 between Popular and the trustee. Popular North America may issue senior debt securities under an Indenture dated as of October 1, 1991, as supplemented by the First Supplemental Indenture dated as of February 28, 1995 and by the Second Supplemental Indenture dated as of May 8, 1997. These three indentures for Popular North America's senior debt securities are each among Popular, Popular North America and the trustee. If Popular International Bank issues either senior or subordinated debt securities or if Popular North America issues subordinated debt securities, it will enter into an appropriate indenture with a trustee.

     The indentures mentioned in the previous paragraph are referred to collectively as the "INDENTURES". The debt securities issued under the indentures referred to in the previous paragraph are referred to collectively as the "DEBT SECURITIES". The senior debt securities of Popular, Popular International Bank and Popular North America are referred to collectively as the "SENIOR DEBT SECURITIES" and the subordinated debt securities of Popular, Popular International Bank and Popular North America are referred to collectively as the "SUBORDINATED DEBT SECURITIES". A copy or form of each indenture is filed as an exhibit to the registration statement relating to the debt securities.

     Unless otherwise indicated in the applicable prospectus supplement, the covenants contained in the indentures and the debt securities will not afford holders of the debt securities protection in the event of a sudden decline in credit rating that might result from a recapitalization, restructuring or other highly leveraged transaction.

     This section summarizes the material terms that will apply generally to a series of debt securities. Each particular debt security will have financial and other terms specific to it, and the specific terms of each debt security will be described in a prospectus supplement attached to the front of this prospectus. Those terms may vary from the terms described here. As you read this section, therefore, please remember that the specific terms of your debt security as described in your prospectus supplement will supplement and, if applicable, may modify or replace the general terms described in this section. The statements we make in this section may not apply to your debt security.

AMOUNTS THAT WE MAY ISSUE

     The indentures do not limit the aggregate amount of debt securities that we may issue, nor do they limit the aggregate amount of any particular series. We have initially authorized the issuance of debt securities and preferred stock having an initial offering price no greater than $1,500,000,000, or an equivalent amount in any other currencies or currency units. We may, however, increase this authorized amount at any time without your consent.

     The indentures and the debt securities do not limit our ability to incur other indebtedness or to issue other securities. Also, we are not subject to financial or similar restrictions by the terms of the debt securities, except as described under "--Restrictive Covenants" below.

HOW THE DEBT SECURITIES RANK AGAINST OTHER DEBT

     The debt securities will not be secured by any property or assets of the issuers. Thus, by owning a debt security, you are one of our unsecured creditors. The senior debt securities will not be subordinated to any of our other debt obligations. This means that, in a bankruptcy or liquidation proceeding against us, the senior debt securities would rank equally in right of payment with all of our other unsecured and unsubordinated indebtedness. The subordinated debt securities may be subordinated to any of our other debt obligations as described in "--Special Terms Relating to the Subordinated Debt Securities" below.

THIS SECTION IS ONLY A SUMMARY

     The indentures and their associated documents, including your debt security, contain the full legal text of the matters described in this section and your prospectus supplement. The indentures and the debt securities are governed by New York law. A copy of each indenture or form of indenture has been filed with the SEC as part of our registration statement. See "--Where You Can Find More Information" below for information on how to obtain a copy.

     Because this section and your prospectus supplement provide only a summary, they do not describe every aspect of the indentures and your debt security. For example, in this section and your prospectus supplement, we use terms that have been given special meaning in the indentures. In this section, however, we describe the meaning for only the more important of those terms.

                     FEATURES COMMON TO ALL DEBT SECURITIES

STATED MATURITY AND MATURITY

     The day on which the principal amount of your debt security is scheduled to become due and payable is called the "STATED MATURITY" of the principal and is specified in your prospectus supplement. The principal may become due sooner, by reason of redemption or acceleration after a default. The day on which the principal actually becomes due, whether at the stated maturity or earlier, is called the "MATURITY" of the principal.

     We also use the terms "stated maturity" and "maturity" to refer to the dates when other payments become due. For example, we may refer to a regular interest payment date when an installment of interest is scheduled to become due as the "stated maturity" of that installment. When we refer to the "stated maturity" or the "maturity" of a debt security without specifying a particular payment, we mean the stated maturity or maturity, as the case may be, of the principal.

CURRENCY OF DEBT SECURITIES

     Amounts that become due and payable on your debt security will be payable in a currency, composite currency or basket of currencies specified in your prospectus supplement.

     We call this currency, composite currency or basket of currencies a "SPECIFIED CURRENCY". The specified currency for your debt security will be U.S. dollars unless your prospectus supplement states otherwise. A specified currency may include the euro. Some debt securities may have different specified currencies for principal and interest.

     You will have to pay for your debt securities by delivering the requisite amount of the specified currency for the principal to the dealer or dealers that we name in your prospectus supplement, unless other arrangements have been made between you and us or between you and that dealer or dealers. We will make payments on your debt securities in the specified currency, except as described below in "-- Payment Mechanics".

TYPES OF DEBT SECURITIES

     We may issue the following types of debt securities:

   o FIXED RATE DEBT SECURITIES. A debt security of this type will bear interest at a fixed rate described in the applicable pricing supplement. This type includes "ZERO COUPON DEBT SECURITIES", which bear no interest and are instead issued at a price lower than the principal amount.

   o FLOATING RATE DEBT SECURITIES. A debt security of this type will bear interest at rates that are determined by reference to an interest rate formula. In some cases, the rates may also be adjusted by adding or subtracting a spread or multiplying by a spread multiplier and may be subject to a minimum rate or a maximum rate. If your debt security is a floating rate debt security, the formula and any adjustments that apply to the interest rate will be described in your prospectus supplement.

   o INDEXED DEBT SECURITIES. A debt security of this type provides that the principal amount payable at its maturity, and/or the amount of interest payable on an interest payment date, will be determined by reference to one or more currencies, commodities or stocks, including baskets of stocks and stock indices, or to any other index described in the applicable prospectus supplement. If you are a holder of an indexed debt security, you may receive a principal amount at maturity that is greater than or less than the face amount of your debt security depending upon the value of the applicable index at maturity. That value may fluctuate over time. Some indexed debt securities may also be exchangeable, at the option of the holder or the applicable issuer, into stock of an issuer other than the applicable issuer. If you purchase an indexed debt security, your prospectus supplement will include information about the relevant index and about how amounts that are to become payable will be determined by reference to that index. If you purchase a security exchangeable into stock of an issuer other than the applicable issuer, your prospectus supplement will include information about the issuer and may also tell you where additional information is available. Before you purchase any indexed debt security, you should read carefully the section of your prospectus supplement entitled "Risks Relating to Indexed Debt Securities".

     A fixed rate debt security, a floating rate debt security or an indexed debt security may be an "ORIGINAL ISSUE DISCOUNT DEBT SECURITY". A debt security of this type is issued at a price lower than its principal amount and provides that, upon redemption or acceleration of its maturity, an amount less than its principal amount will be payable. A debt security issued at a discount to its principal may, for U.S. federal income tax purposes, be considered an original issue discount debt security, regardless of the amount payable upon redemption or acceleration of maturity.

INFORMATION IN THE PROSPECTUS SUPPLEMENT

     Your prospectus supplement will describe one or more of the following terms of your debt security:

   o   the title;

   o   the stated maturity;

   o   whether your debt security is a senior or subordinated debt security;

   o the specified currency or currencies for principal and interest, if not U.S. dollars;

   o the price at which we originally issue your debt security, expressed as a percentage of the principal amount, and the original issue date;

   o whether your debt security is a fixed rate debt security, a floating rate debt security or an indexed debt security, and also whether it is an original issue discount debt security;

   o if your debt security is a fixed rate debt security, the rate at which your debt security will bear interest, if any, and the interest payment dates;

   o if your debt security is a floating rate debt security, the interest rate basis; any applicable index, currency or maturity, spread or spread multiplier or initial, maximum or minimum rate; the interest reset, determination, calculation and payment dates; and the calculation agent;

   o if your debt security is an original issue discount debt security, the yield to maturity;

   o if your debt security is an indexed debt security, the principal amount we will pay you at maturity, the amount of interest, if any, we will pay you on an interest payment date or the formula we will use to calculate these amounts, if any, and whether your debt security will be exchangeable for or payable in stock of an issuer other than the applicable issuer or other property;

   o whether your debt security may be redeemed or repaid by us at our or the holder's option prior to the stated maturity and, if so, other relevant terms such as the redemption commencement date, repayment date(s), redemption price(s) and redemption period(s), all of which we describe under "-- Redemption and Repayment" below;

   o whether we will issue or make available your debt security in non-book-entry form;

   o the denominations in which securities will be issued (if other than integral multiples of U.S. $1,000); and

   o any other terms of your debt security that are not inconsistent with the provisions of the indentures.


                   SPECIAL CONSIDERATIONS FOR INDIRECT HOLDERS

     If the issuer permits you to hold debt securities through a bank, broker or other financial institution, either in book-entry form or in street name, you should check with your own institution to find out:

   o   how it handles securities payments and notices;

   o   whether it imposes fees or charges;

   o   how it would handle a request for the holder's consent, if ever required;

   o whether and how you can instruct it to send you debt securities registered in your own name so you can be a holder, if that is permitted in the future;

   o how it would exercise rights under the debt securities if there were a default or other event triggering the need for holders to act to protect their interests; and

   o if the debt securities are in book-entry form, how the depository's rules and procedures will affect these matters.

WHAT IS A GLOBAL DEBT SECURITY?

     We will issue each debt security in book-entry form only, unless we specify otherwise in the applicable prospectus supplement. Each debt security issued in book-entry form will be represented by a "GLOBAL DEBT SECURITY" that we will deposit with and register in the name of a financial institution or its nominee, that we select. The financial institution that we select for this purpose is called the "DEPOSITORY". Unless we say otherwise in the applicable prospectus supplement, The Depository Trust Company, New York, New York, known as DTC, will be the depository for all debt securities issued in book-entry form.

     A global debt security may represent one or any other number of individual debt securities. Generally, all debt securities represented by the same global debt security will have the same terms. We may, however, issue a global debt security that represents multiple debt securities that have different terms and are issued at different times. We call this kind of global debt security a "MASTER GLOBAL DEBT SECURITY".

     A global debt security may not be transferred to or registered in the name of anyone other than the depository or its nominee, unless special termination situations arise. We describe those situations below under "-- Special Situations When a Global Debt Security Will Be Terminated". As a result of these arrangements, the depository, or its nominee, will be the sole registered owner and holder of all debt securities represented by a global debt security, and investors will be permitted to own only beneficial interests in a global debt security. Beneficial interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depository or with another institution that does. Thus, an investor whose debt security is represented by a global debt security will not be a legal holder of the debt security, but only an indirect holder of a beneficial interest in the global debt security.

     If the prospectus supplement for a particular debt security indicates that the debt security will be issued in "global form only", then the debt security will be represented by a global debt security at all times unless and until the global debt security is terminated under one of the special situations described below under "--Special Situations When a Global Debt Security Will Be Terminated". The global debt security may be a master global debt security, although your prospectus supplement will not indicate whether it is a master global debt security.

SPECIAL CONSIDERATIONS FOR GLOBAL DEBT SECURITIES .

     As an indirect holder, an investor's rights relating to a global debt security will be governed by the account rules of the investor's financial institution and of the depository, as well as general laws relating to securities transfers. We do not recognize this type of investor as a legal holder of debt securities and instead deal only with the depository that holds the global debt security.

     If debt securities are issued only in the form of a global debt security, an investor should be aware of the following:

   o An investor cannot get the debt securities registered in his or her own name and cannot get non-global certificates for his or her interest in the debt securities, except in the special situations we describe below;

   o An investor will be an indirect holder and must look to his or her own bank or broker for payments on the debt securities and protection of his or her legal rights relating to the debt securities, as we describe under "-- Legal Ownership of Securities" above;

   o An investor may not be able to sell interests in the debt securities to some insurance companies and other institutions that are required by law to own their securities in non-book-entry form;

   o The depository's policies, which may change from time to time, will govern payments, transfers, exchanges and other matters relating to the investor's interest in a global debt security. We and the trustee have no responsibility for any aspect of the depository's actions or for its records of ownership interests in a global debt security. We and the trustee also do not supervise the depository in any way;

   o The depository may require that those who purchase and sell interests in a global debt security within its book-entry system use immediately available funds, and your broker or bank may require you to do so as well; and

   o Financial institutions that participate in the depository's book-entry system, and through which an investor holds its interest in the global debt securities, may also have their own policies affecting payments, notices and other matters relating to the debt securities. There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the actions of any of those intermediaries.

SPECIAL SITUATIONS WHEN A GLOBAL DEBT SECURITY WILL BE TERMINATED.

     In a few special situations described below, a global debt security will be terminated and interests in it will be exchanged for certificates in non-global form representing the debt securities it represented. After that exchange, the choice of whether to hold the debt securities directly or in street name will be up to the investor. Investors must consult their own banks or brokers to find out how to have their interests in a global debt security transferred on termination to their own names, so that they will be legal holders. We have described the rights of holders and street name investors above under "Legal Ownership of Debt Securities".

     The special situations for termination of a global debt security are:

   o when the depository notifies us that it is unwilling, unable or no longer qualified to continue as depository for that global debt security and we do not appoint another institution to act as depository within 60 days;

   o when we notify the trustee that we wish to terminate that global debt security; or

   o when an event of default has occurred with regard to debt securities represented by that global debt security and has not been cured or waived; we discuss defaults below under "-- Default and Remedies".

     When a global debt security is terminated, only the depository, and not we or the trustee, is responsible for deciding the names of the institutions in whose names the debt securities represented by the global debt security will be registered and, therefore, who will be the holders of those debt securities.

                            REDEMPTION AND REPAYMENT

     Unless otherwise indicated in your prospectus supplement, your debt security will not be entitled to the benefit of any sinking fund -- that is, we will not deposit money on a regular basis into any separate custodial account to repay your debt securities. In addition, we will not be entitled to redeem your debt security before its stated maturity unless your prospectus supplement specifies a redemption commencement date. You will not be entitled to require us to buy your debt security from you, before its stated maturity, unless your prospectus supplement specifies one or more repayment dates.

     If your prospectus supplement specifies a redemption commencement date or a repayment date, it will also specify one or more redemption prices or repayment prices, which will be expressed as a percentage of the principal amount of your debt security. It may also specify one or more redemption periods during which the redemption prices relating to a redemption of debt securities will apply.

     If your prospectus supplement specifies a redemption commencement date, your debt security will be redeemable at our option at any time on or after that date. If we redeem your debt security, we will do so at the specified redemption price, together with interest accrued to the redemption date. If different prices are specified for different redemption periods, the price we pay will be the price that applies to the redemption period during which your debt security is redeemed.

     If your prospectus supplement specifies a repayment date, your debt security will be repayable at your option on the specified repayment date at the specified repayment price, together with interest accrued to the repayment date.

     In the event that we exercise an option to redeem any debt security, we will give to the trustee and the holder written notice of the principal amount of the debt security to be redeemed, not less than 30 days nor more than 60 days before the applicable redemption date. Notice of this redemption will be mailed to holders at the address that appears on the register of the redeemed debt securities.

     If a debt security represented by a global debt security is subject to repayment at the holder's option, the depository or its nominee, as the holder, will be the only person that can exercise the rights to repayment. Any indirect holders who own beneficial interests in the global debt security and wish to exercise a repayment right must give proper and timely instructions to their banks or brokers through which they hold their interests, requesting that they notify the depository to exercise the repayment right on their behalf. Different firms have different deadlines for accepting instructions from their customers, and you should take care to act promptly enough to ensure that your request is given effect by the depository before the applicable deadline for exercise.

-------------------------------------------------------------------------------
Street name and other indirect holders should contact their banks or brokers for information about how to exercise a repayment right in a timely manner.
-------------------------------------------------------------------------------

     In the event that the option of the holder to elect repayment as described above is deemed to be a "tender offer" within the meaning of Rule 14e-1 under the Securities Exchange Act of 1934, we will comply with Rule 14e-1 as then in effect to the extent applicable.

     We or our affiliates may purchase debt securities from investors who are willing to sell from time to time, either in the open market at prevailing prices or in private transactions at negotiated prices. Debt securities that we or they purchase may, at our discretion, be held, resold or canceled.

     A change in law, regulation or interpretation could oblige Popular or Popular International Bank to pay the additional amounts that are discussed in "Taxation by the Commonwealth of Puerto

Rico" below. If this happens, we may redeem or repay an entire series of the debt securities at our discretion after giving between 30 and 60 days' notice to the holders. The redemption price or repayment price would be set forth in the applicable prospectus supplement.

                        MERGERS AND SIMILAR TRANSACTIONS

     We are generally permitted to merge or consolidate with another entity. We are also permitted to sell substantially all our assets to another firm. We may not take any of these actions, however, unless all the following conditions are met:

   o If the successor firm in the transaction is not one of the issuers, the successor firm must expressly assume our obligations in respect of the debt securities, the guarantees and the indentures.

   o Immediately after the transaction, no default under the indentures or debt securities has occurred and is continuing. For this purpose, "default under the indentures or debt securities" means an event of default or any event that would be an event of default if the requirements for giving us default notice and for our default having to continue for a specific period of time were disregarded. We describe these matters below under "-- Default and Remedies".

     These conditions will apply only if we wish to merge, consolidate or sell substantially all our assets. We will not need to satisfy these conditions if we enter into other types of transactions, including any transaction in which we acquire the stock or assets of another firm, any transaction that involves a change of control of one of us but in which we do not merge or consolidate and any transaction in which we sell less than substantially all our assets.

                              RESTRICTIVE COVENANTS

     In the senior indentures, Popular and Popular North America promise not to sell, transfer or otherwise dispose of any voting stock of Banco Popular or, in the case of Popular, permit Banco Popular to issue, sell or otherwise dispose of any of its voting stock, unless, after giving effect to the transaction, Banco Popular remains a controlled subsidiary (as defined below), except as provided above under "-- Mergers and Similar Transactions".

     In addition, Popular may not permit Banco Popular to:

   o   merge or consolidate, unless the survivor is a controlled subsidiary, or

   o convey or transfer its properties and assets substantially as an entirety, except to one or more controlled subsidiaries.

     The senior indentures define "VOTING STOCK" as the stock of the class or classes having general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of a corporation. Stock that may vote only if an event occurs that is beyond the control of its holders is not considered voting stock under the senior indentures, whether or not the event has happened. "CONTROLLED SUBSIDIARY" means any corporation of which an issuer owns more than 80% of the outstanding voting stock.

     Popular also promises in the senior indentures not to, nor to permit any material banking subsidiary to, create, incur or permit to exist any indebtedness for borrowed money secured by a lien or other encumbrance on the voting stock of any material banking subsidiary unless Popular's debt securities, Popular's guarantees of Popular North America's senior debt securities and, at Popular's discretion, any other indebtedness with a right of payment equal or senior to Popular's debt securities and Popular's guarantees of Popular North America's senior debt securities are secured on an equal or priority basis. "MATERIAL BANKING SUBSIDIARY" means any controlled subsidiary chartered as a banking corporation under federal, state or Puerto Rico law that is a significant subsidiary of Popular as defined in Rule 1-02 of Regulation S-X of the Rules and Regulations of the Commission. As of the date of this prospectus, Banco Popular and Banco Popular North America are the only material banking subsidiaries of Popular.

     Liens imposed to secure taxes, assessments or governmental charges or levies are not restricted, however, provided they are:

   o   being contested in good faith;

   o   are less than $10,000,000 in amount;

   o the result of any litigation or legal proceeding which is currently being contested in good faith or which involve claims of less than $10,000,000; or

   o   deposits to secure surety, stay, appeal or customs bonds.

     The subordinated indentures do not contain similar restrictions.

                              DEFAULT AND REMEDIES

     Every year we are required to send the trustee a report on our performance of our obligations under the senior indentures and the subordinated indentures and on any default. You will have special rights if an event of default with respect to your senior debt security occurs and is not cured, as described in this subsection.

EVENTS OF DEFAULT

     SENIOR INDENTURES. With respect to your senior debt security, the term "EVENT OF DEFAULT" means any of the following:

   o We do not pay the principal or any premium on any senior debt security on its due date;

   o We do not pay interest on any senior debt security within 30 days after its due date;

   o We do not deposit a sinking fund payment with regard to any senior debt security on its due date, but only if the payment is required in the applicable prospectus supplement;

   o We remain in breach of our covenant described under "--Restrictive Covenants" above, or any other covenant we make in the senior indentures for the benefit of the debt securities, for 60 days after we receive a notice of default stating that we are in breach. However, the breach of a covenant that the senior indentures expressly impose only on a different series of senior debt securities than the series of which your senior debt security is a part will not be an event of default with respect to your senior debt security;

   o We default under borrowed money debt (see below) totaling $10,000,000 or more, our obligation to repay that debt is accelerated by our lenders and our repayment obligation remains accelerated, unless the debt is paid, the default is cured or waived or the acceleration is rescinded within 30 days after we receive a notice of default. However, a notice of default must be sent by the trustee or the holders of at least 25% of the principal amount of senior debt securities;

   o We file for bankruptcy, or other events of bankruptcy, insolvency or reorganization relating to an issuer or material banking subsidiary occur; or

   o If your prospectus supplement states that any additional event of default applies to your senior debt security, that event of default occurs.

     "BORROWED MONEY DEBT" means any of our indebtedness for borrowed money or the indebtedness of a material banking subsidiary, other than the series of which your senior debt security is a part.

     The trustee may withhold notice of a continuing default, except in the payment of the principal of or any premium or interest on any senior debt securities if the trustee considers it in the interest of the holders.

     SUBORDINATED INDENTURES. With respect to your subordinated debt security, the term "EVENT OF DEFAULT" means that a filing for bankruptcy or other events of bankruptcy, insolvency or reorganization relating to an issuer occurs. The subordinated indentures do not provide for any right of acceleration of the payment of principal upon a default in the payment of principal or interest or in the performance of any covenant or agreement on a series of subordinated debt securities or on the subordinated indentures.

     REMEDIES IF AN EVENT OF DEFAULT OCCURS

     The holders of not less than a majority in principal amount of the debt securities may waive a default for all the debt securities. If this happens, the default will be treated as if it had not occurred.

     SENIOR INDENTURES. If an event of default on the senior debt securities has occurred and has not been cured or waived, the trustee or the holders of at least 25% in principal amount of the outstanding senior debt securities may declare the entire principal amount of the senior debt securities to be due immediately. If an event of default occurs because of events in bankruptcy, insolvency or reorganization relating to an issuer or material banking subsidiary, the entire principal amount of the senior debt securities will be automatically accelerated, without any action by the trustee or any holder.

     Each of these situations is called an "acceleration of the maturity" of the senior debt securities. If the maturity of any senior debt securities is accelerated, the holders of at least a majority in principal amount of the senior debt securities affected by the acceleration may cancel the acceleration for all of those senior debt securities.

     SUBORDINATED INDENTURES. If an event of default on the subordinated debt securities of a series has occurred and has not been cured or waived, the trustee or the holders of at least 25% in principal amount of the outstanding subordinated debt securities of that series may declare the entire principal amount of that series of subordinated debt securities to be due immediately. This situation is called an acceleration of the maturity of those subordinated debt securities. If the maturity of any subordinated debt securities is accelerated, the holders of at least a majority in principal amount of the subordinated debt securities of that series affected by the acceleration may cancel the acceleration for all the affected subordinated debt securities.

TRUSTEE'S INDEMNITY

     If an event of default on any series of debt securities occurs, the trustee for those securities will have special duties. In that situation, the trustee will be obligated to use those of its rights and powers under the indenture, and to use the same degree of care and skill in doing so, that a prudent person would use in that situation in conducting his or her own affairs.

     As described in the prior paragraph, the trustees are not required to take any action under any of the indentures at the request of any holders unless the holders of that series offer the trustee reasonable protection from expenses and liability. This is called an "indemnity". If reasonable indemnity is provided, the holders of a majority in principal amount of all of the outstanding debt securities of that series may direct the time, method and place of conducting any lawsuit or other formal legal action seeking any remedy available to the trustee. These majority holders of that series may also direct the trustee in performing any other action under the indenture with respect to the debt securities of that series.

     Before you can bypass the trustee and bring your own lawsuit or other formal legal action or take other steps to enforce your rights or protect your interests relating to your debt securities, the following must occur:

   o You must give the trustee written notice that an event of default has occurred, and the event of default must not have been cured or waived;

   o The holders of not less than 25% in principal amount of all debt securities of that series must make a written request that the trustee take action because of the default, and they or you must offer reasonable indemnity to the trustee against the cost and other liabilities of taking that action;

   o The trustee must not have taken action for 60 days after receipt of the above notice and offer of indemnity; and

   o During those 60 days, the holders of a majority in principal amount of the debt securities must not have given the trustee directions that are inconsistent with the written request of the holders of not less than 25% in principal amount of the debt securities of that series.

You are, however, entitled at any time to bring a lawsuit for the payment of money due on your debt security on or after its due date.

Book-entry and other indirect holders should consult their banks or brokers for information on how to give notice or direction to or make a request of the trustee and how to declare or cancel an acceleration of the maturity.

                    MODIFICATION AND WAIVER OF THE INDENTURES

     There are three types of changes we can make to the indentures and the debt securities.

CHANGES REQUIRING YOUR APPROVAL

     First, there are changes that cannot be made without the approval of each holder of a debt security affected by the change. Here is a list of this type of changes:

   o change the stated maturity for any principal or interest on a debt security;

   o reduce the principal amount, the amount payable on acceleration of the maturity after a default, the interest rate or the redemption price of a debt security;

   o impair any right a holder may have to require repayment of its debt security;

   o   change the currency of any payment on a debt security;

   o change the place of payment on a debt security, if it is in non-global form;

   o impair a holder's right to sue for payment of any amount due on its debt security;

   o reduce the percentage in principal amount of the debt securities and any other affected series of debt securities, taken together, the approval of whose holders is needed to change the indentures or the debt securities;

   o reduce the percentage in principal amount of the debt securities and any other affected series of debt securities, taken separately or together, as the case may be, the consent of whose holders is needed to modify or amend the indenture or waive our compliance with the indentures or to waive defaults;

   o modify the subordination provision of the subordinated indentures, unless the change would not adversely affect the interests of the holders in that series of debt securities; and

   o in the case of Popular North America's and Popular International Bank's indentures, modify the terms and conditions of the guarantor's obligations regarding the due and punctual payment of principal or any premium, interest, additional amounts we describe below under "Taxation by the Commonwealth of Puerto Rico" or sinking fund payment.

CHANGES NOT REQUIRING APPROVAL

     The second type of changes does not require any approval by holders of debt securities. This type is limited to clarifications and changes that would not adversely affect the interests of the holders in the debt securities in any material respect. Nor do we need your consent to make changes that affect only other debt securities to be issued after the changes take effect.

     We may also make changes or obtain waivers that do not adversely affect a particular debt security, even if they affect other debt securities or series of debt securities. In those cases, we do not need to obtain the approval of the holder of that debt security; we need only obtain any required approvals from the holders of the affected debt securities or other debt securities.

CHANGES REQUIRING MAJORITY APPROVAL

     Any other changes to the indentures and the debt securities would require the following approval:

   o If the change affects only one series of debt securities, it must be approved by the holders of a majority in principal amount of that series.

   o If the change affects more than one series of debt securities, it must be approved by the holders of a majority in principal amount of all series of debt securities affected by the change, with all the series of debt securities voting together as one class for this purpose.

In each case, the required approval must be given by written consent.

     The same majority approval would be required for us to obtain a waiver of any of our covenants in the indentures. Our covenants include the promises we make about merging and putting liens on our interests, which we describe above under "--Mergers and Similar Transactions" and "--Restrictive Covenants". If the holders approve a waiver of a covenant, we will not have to comply with it. The holders, however, cannot approve a waiver of any provision in a particular debt security, or in the indenture as it affects that debt security, that we cannot change without the approval of the holder of that debt security as described above in "--Changes Requiring Your Approval", unless that holder approves the waiver.

Book-entry and other indirect holders should consult their banks or brokers for information on how approval may be granted or denied if we seek to change the indentures or the debt securities or request a waiver.

                           FORM, EXCHANGE AND TRANSFER

     If the debt securities cease to be issued in global form, those debt securities will be issued:

   o   only in fully registered form; and

   o unless we indicate otherwise in your prospectus supplement, in denominations of $1,000 and multiples of $1,000.

     Holders may exchange their debt securities for debt securities of smaller denominations or combined into fewer debt securities of larger denominations, as long as the total principal amount is not changed. This is called an "EXCHANGE".

     Holders may exchange or transfer their debt securities at the office of the trustee. We have appointed the trustee to act as our agent for registering debt securities in the names of holders and transferring debt securities. We may appoint another entity to perform these functions or perform them ourselves.

     Holders will not be required to pay a service charge to transfer or exchange their debt securities, but they may be required to pay for any tax or other governmental charge associated with the exchange or transfer. The transfer or exchange will be made only if our transfer agent is satisfied with the holder's proof of legal ownership.

     If we have designated additional transfer agents for your debt security, they will be named in your prospectus supplement. We may appoint additional transfer agents or cancel the appointment of any particular transfer agent. We may also approve a change in the office through which any transfer agent acts.

     If any debt securities are redeemable and we redeem less than all those debt securities, we may prohibit the transfer or exchange of those debt securities during the period beginning 15 days before the day we mail the notice of redemption and ending on the day of that mailing, in order to freeze the list of holders to prepare the mailing. We may also refuse to register transfers or exchanges of any debt security selected for redemption, except that we will continue to permit transfers and exchanges of the unredeemed portion of any debt security being partially redeemed.

     If a debt security is issued as a global debt security, only the depository will be entitled to transfer and exchange the debt security as described in this subsection since it will be the sole holder of the debt security.

                                PAYMENT MECHANICS

WHO RECEIVES PAYMENT?

     If interest is due on a debt security on an interest payment date, we will pay the interest to the person or entity in whose name the debt security is registered at the close of business on the regular record date (see below) relating to the interest payment date. If interest is due at the maturity but on a day that is not an interest payment date, we will pay the interest to the person or entity registered at the close of business on the relevant record date provided by the debt security unless otherwise provided in the security and the applicable prospectus supplement. If principal or another amount besides interest is payable on a debt security at the maturity, we will pay the amount to the holder of the debt security against surrender of the debt security at a proper place of payment (or, in the case of a global debt security, in accordance with the applicable policies of the depository).

     We will specify in the applicable prospectus supplement the regular record date relating to an interest payment date for any fixed rate debt security and for any floating rate debt security. We will also specify the "close of business" on a regular record date when business is not being conducted.

HOW WE WILL MAKE PAYMENTS DUE IN U.S. DOLLARS

     We will follow the practice described in this subsection when paying amounts payable in U.S. dollars. Payments of amounts payable in other currencies will be made as described in the next subsection.

     PAYMENTS ON GLOBAL DEBT SECURITIES. We will make payments on a global debt security in accordance with the applicable policies of the depository as in effect from time to time. Under those policies, we will pay directly to the depository, or its nominee, and not to any indirect holders who own beneficial interests in the global debt security. An indirect holder's right to receive those payments will be governed by the rules and practices of the depository and its participants, as described above under "--What is a Global Debt Security?".

     PAYMENTS ON NON-GLOBAL DEBT SECURITIES. We will make payments on a debt security in non-global form as follows.

   o We will pay interest that is due on an interest payment date by check mailed on the interest payment date to the holder at his or her address shown on the trustee's records as of the close of business on the regular record date.

   o We will make all other payments by check at the paying agent described below, against surrender of the debt security.

     All payments by check will be made in "next-day" funds -- i.e., funds that become available on the day after the check is cashed.

     The prospectus supplement may contain special payment procedures for certain securities.

HOW WE WILL MAKE PAYMENTS DUE IN OTHER CURRENCIES

     We will follow the practice described in this subsection when paying amounts that are payable in a specified currency other than U.S. dollars.

     PAYMENTS ON GLOBAL NOTES. We will make payments on a global debt security in accordance with the applicable policies of the depository as in effect from time to time. We understand that these policies, as currently in effect at DTC, are as follows.

     Unless otherwise indicated in your prospectus supplement, if you are an indirect holder of global debt securities denominated in a specified currency other than U.S. dollars and if you elect to receive payments in a specified currency other than U.S. dollars, you must notify the participant through which your interest in the global debt security is held of your election:

   o on or before the applicable regular record date, in the case of a payment of interest; or

   o on or before the 16th day prior to the stated maturity, or any redemption or repayment date, in the case of payment of principal or any premium.

     You may elect to receive all or only a portion of any interest, principal or premium payment in a specified currency other than U.S. dollars.

     Your participant must, in turn, notify DTC of your election on or before the third DTC business day after that regular record date, in the case of a payment of interest, and on or before the 12th business day prior to stated maturity, or on the redemption or repayment date if your debt security is redeemed or repaid earlier, in the case of a payment of principal or any premium.

     DTC, in turn, will notify the paying agent of your election in accordance with DTC's procedures.

     If complete instructions are received by the participant and forwarded by the participant to DTC, and by DTC to us and the paying agent, on or before the dates noted above, the paying agent, in accordance with DTC's instructions, will make the payments to you or your participant by wire transfer of immediately available funds to an account maintained by the payee with a bank located in the country issuing the specified currency or in another jurisdiction outside the United States acceptable to us and the paying agent.

     Indirect holders of a global debt security denominated in a currency other than U.S. dollars should consult their banks or brokers for information on how to request payment in the specified currency.


PAYMENT WHEN OFFICES ARE CLOSED

     If any payment is due on a debt security on a day that is not a business day, we will make the payment on the next day that is a business day. Payments postponed to the next business day in this situation will be treated under the indentures as if they were made on the original due date. Postponement of this kind will not result in a default under any debt security or indenture, and no interest will accrue on the postponed amount from the original due date to the next day that is a business day unless the applicable prospectus supplement specifies otherwise.

PAYING AGENT

     We will specify the paying agent for payments with respect to debt securities of each series of debt securities in the applicable prospectus supplement. Popular, Popular International Bank or Popular North America, as the case may be, may at any time designate additional paying agents, rescind the designation of any paying agent or approve a change in the office through which any paying agent acts, except that we must maintain a paying agent in each place of payment for each series of debt securities.

UNCLAIMED PAYMENTS

     Regardless of who acts as paying agent, all money paid by us to a paying agent that remains unclaimed at the end of two years after the amount is due to a holder will be repaid to us. After that two-year period, the holder may look only to us for payment and not to the trustee, any other paying agent or anyone else.

                   TAXATION BY THE COMMONWEALTH OF PUERTO RICO

     We will not withhold or deduct any present or future taxes, duties, assessments or governmental charges that are imposed or levied by or on behalf of Puerto Rico or by or with any district, municipality or other political subdivision of Puerto Rico from payments to holders of the debt securities and all payments made under the guarantees unless the law requires us to withhold or deduct these taxes, duties, assessments or governmental charges.

     In the event that law requires the issuer to deduct or withhold any amounts in respect of taxes, duties, assessments or governmental charges, the issuer will pay these additional amounts of principal, premium and interest (after deduction of these taxes, duties, assessments or governmental charges) in the payment to the holders of the debt securities, of the amounts which we would otherwise have paid in respect to the debt securities in the absence of deductions or withholding, which we refer to as "ADDITIONAL AMOUNTS", except that we will not pay any additional amounts:

     (i) to a holder of a debt security or an interest in or rights in a debt security where deduction or withholding is required because the holder has some connection with Puerto Rico or any political subdivision or taxing authority of Puerto Rico or any political subdivision other than the mere holding of and payment in respect of the debt security;

     (ii) to a holder of a debt security when any deduction or withholding would not have been required but for the holder's presentation for payment on a date more than 30 days after maturity or the date on which payment is duly provided for, whichever occurs later; or

     (iii) to a holder when any deduction or withholding would not have been required but for the holder's failure to comply with any certification, identification or other reporting requirements concerning the nationality, residence, identity or connection with Puerto Rico, or any political subdivision or taxing authority of Puerto Rico if law requires compliance as a precondition to exemption from deduction or withholding.

           SPECIAL TERMS RELATING TO THE SUBORDINATED DEBT SECURITIES

     Unless otherwise indicated in the applicable prospectus supplement, the following provisions apply to the subordinated debt securities and Popular's guarantees of the subordinated debt securities of Popular International Bank and Popular North America.

     The right of a holder of subordinated debt securities to payment from any distribution of an issuer's assets resulting from any dissolution, winding up, liquidation, bankruptcy or reorganization of the issuer are subordinated to the prior right to payment in full of all of that issuer's "SENIOR INDEBTEDNESS" (as defined later in this section). The issuer's obligation to make payments on the subordinated debt securities will not otherwise be affected. No payment on the issuer's subordinated debt securities may be made during a default on any senior indebtedness of the issuer. Because the subordinated debt securities are subordinated in right of payment to any senior indebtedness of the issuer, in the event of a distribution of assets upon insolvency, some of the issuer's creditors may recover more, ratably, than holders of subordinated debt securities of the issuer.

     In addition, any amounts of cash, property or securities available after satisfaction of the rights to payment of senior indebtedness will be applied first to pay for the full payment of the issuer's "OTHER FINANCIAL OBLIGATIONS" (as defined below) before any payment will be made to holders of the subordinated debt securities. If the maturity of any subordinated debt securities is accelerated, all senior indebtedness of the issuer would have to be repaid before any payment could be made to holders of the issuer's subordinated debt securities. Because of this subordination, if an issuer became insolvent, its creditors who are not holders of senior indebtedness or subordinated debt securities may recover ratably less than holders of its senior indebtedness and may recover ratably more than holders of its subordinated debt securities.

     "SENIOR INDEBTEDNESS" of an issuer means an issuer's indebtedness for money borrowed, except indebtedness that by its terms is not superior in right of payments to the subordinated debt securities.

     "OTHER FINANCIAL OBLIGATIONS" of an issuer are defined in the subordinated indenture of that issuer to mean obligations of that issuer to make payment pursuant to the terms of financial instruments, such as:

   o   securities contracts and foreign currency exchange contracts,

   o   derivative instruments or

   o   similar financial instruments.

Other financial obligations shall not include:

   o   obligations on account of an issuer's senior indebtedness and

   o obligations on account of indebtedness for money borrowed ranking equally in their priority of claim to payment with or subordinate to the claim of subordinated debt securities.

     As of June 30, 1999, Popular had $2.139 billion principal amount of senior indebtedness and no other financial obligations, Popular International Bank had $14.5 million principal amount of senior indebtedness and no other financial obligations, and Popular North America had $1.286 billion principal amount of senior indebtedness and $70 million of other financial obligations.

                               POPULAR'S GUARANTEE

     Popular will guarantee punctual payment on the Popular International Bank and Popular North America senior debt securities, when and as payments are due and payable. Popular's guarantee is absolute and unconditional, without regard for any circumstance that might otherwise constitute a legal or equitable discharge of a surety or guarantor. A guarantee executed by Popular will evidence the guarantee and will appear on each Popular International Bank and Popular North America senior debt security. Holders of the Popular International Bank and Popular North America senior debt securities may proceed directly against Popular in the event of default under the Popular International Bank and Popular North America senior debt securities without first proceeding against Popular International Bank or Popular North America. The guarantees will rank equally in right of payment with all other unsecured and unsubordinated obligations of Popular.

     Popular will guarantee the punctual payment of rights of payment under the Popular International Bank and Popular North America subordinated debt securities on a subordinated basis and otherwise on the same terms as the Popular International Bank and Popular North America senior debt securities.

DESCRIPTION OF PREFERRED STOCK

-------------------------------------------------------------------------------
This section summarizes the material terms that will apply generally to the preferred stock we may issue under this prospectus, which is referred to as the "PREFERRED STOCK".
-------------------------------------------------------------------------------

     Each series of preferred stock will have financial and other terms specific to it, and the specific terms of each preferred stock will be described in a prospectus supplement attached to the front of this prospectus. Those terms may vary from the terms described here. As you read this section, therefore, please remember that the specific terms of your preferred stock as described in your prospectus supplement will supplement and, if applicable, may modify or replace the general terms described in this section. The statements we make in this section may not apply to your preferred stock.

     The description of the preferred stock that is set forth below and in any prospectus supplement is not complete without reference to the documents that govern each issuer's preferred stock, which include:

     For Popular --

   o   Restated Certificate of Incorporation, as amended;

   o Certificates of Designation describing Popular's 8.35% Non-Cumulative Monthly Income Preferred Stock, 1994 Series A Preferred Stock and Series A Participating Preferred Stock; and

   o Certificate of Resolution relating to each series of Popular's preferred stock to which this prospectus relates.

     For Popular International Bank and Popular North America --

   o   Certificate of Incorporation, as amended; and

   o Certificate of Resolution relating to each series of preferred stock to which this prospectus relates.

     These documents will be filed as exhibits to the registration statement relating to the preferred stock at or prior to the time of issuance of preferred stock.

AUTHORITY TO ISSUE PREFERRED STOCK

     The Articles of Incorporation of Popular authorizes its board of directors to issue without the approval of the stockholders up to 10,000,000 shares of authorized preferred stock with no par value. Popular has designated and issued 4,000,000 shares of Series A Preferred Stock, designated 350,000 shares of Series A Participating Preferred Stock and has 5,650,000 shares of Preferred Stock available to issue.

     Popular International Bank's Certificate of Incorporation authorizes its board of directors to issue 25,000,000 shares of preferred stock with a par value of $25.00 per share. Popular North America's Certificate of Incorporation authorizes its board of directors to issue 10,000,000 shares of preferred stock with a par value of $.10 per share.

     As of the date of this prospectus; Popular International Bank and Popular North America had no shares of preferred stock outstanding; Popular owned all of Popular International Bank's common stock; and Popular International Bank owned all of Popular North America's common stock.

     Each issuer's board of directors has the right to designate, for each series of preferred stock:

   o   the title;

   o   dividend rates;

   o special or relative rights in the event of a liquidation, distribution or sale of assets or dissolution or winding up;

   o   provisions for a sinking fund;

   o   provisions for redemption or purchase;

   o   provisions for conversion;

   o   voting rights;

   o   the offering price or prices;

   o   whether the preferred stock will be in certificated or book-entry form;

   o whether the preferred stock will be listed on a national securities exchange; and

   o any rights, preferences, privileges, limitations and restrictions which are not inconsistent with the provisions of Popular's Restated Certificate of Incorporation or Popular International Bank's or Popular North America's Certificate of Incorporation.

GENERAL TERMS OF THE PREFERRED STOCK

     Banco Popular's Trust Division will be the transfer agent, dividend disbursing agent and registrar for the preferred stock unless otherwise specified in the prospectus supplement. The issuers are holding companies, so their rights and the rights of holders of preferred stock to participate in the distribution of assets of any of their subsidiaries upon their liquidation or recapitalization separately or together will be subject to the prior claims of the subsidiary's creditors and preferred stockholders, except to the extent the issuers may be creditors with recognized claims against the subsidiary or holders of preferred stock of the subsidiary.

     The preferred stock will be fully paid and non-assessable when issued and will provide holders with no rights to acquire securities, including preferred stock, that may be issued after you purchase preferred stock. The shares of any series of preferred stock may not trade at the liquidation preference for that series. With regard to payment of dividends, except for the cumulation of dividends, and rights on liquidation, dissolution or winding up of the issuer, the preferred stock will rank senior to the equity securities of the issuer expressly made junior to it and the issuers' common stock, equally with other outstanding series of preferred stock expressly made equal to the preferred stock and junior to all equity securities expressly made senior to the preferred stock of the issuer. The term "equity securities" in a certificate of amendment will not include debt securities convertible into or exchangeable for equity securities.


DIVIDENDS AND DISTRIBUTIONS

     At their discretion, the board of directors of each issuer may declare cash dividends on the preferred stock payable out of funds legally available for that purpose. The rate or formula to determine the rate used to calculate the dividends is set forth in the prospectus supplement for each series of preferred stock. The dividends may be cumulative or non-cumulative as provided in the applicable prospectus supplement and will be payable to the holders of record on the record dates fixed by the board of directors. The issuers' ability to pay dividends is subject to policies of the Federal Reserve Board.

     No dividends may be declared or paid or funds set apart for the payment of dividends on any equity securities of an issuer with equal or lesser rights to the payment of dividends unless dividends are paid or set apart for such payment on the preferred stock of the issuer. If an issuer does not fully pay dividends on its preferred stock, holders of the preferred stock of that issuer will share dividends pro rata with equity securities of the issuer with equal rights to the payment of dividends.

CONVERSION

     The prospectus supplement for any series of preferred stock will state any terms on which shares of that series are convertible into shares of another series of preferred stock.

     We will reserve and keep available the full number of shares of the additional preferred stock deliverable upon the conversion of all outstanding shares of any convertible series of preferred stock. The issuer will keep these reserved shares of preferred stock free from preemptive rights.

     No fractional shares or scrip representing fractional shares of preferred stock will be issued on the conversion of any convertible preferred stock. At our election, each holder who would otherwise receive fractional shares will instead be entitled to receive a cash payment equal to either the current market price of the fractional interest or the proportionate interest in the net proceeds from the sale of shares of preferred stock representing the aggregate of such fractional shares.

EXCHANGE

     If so determined by the board of directors of an issuer, the holders of preferred stock of any series may be obligated to exchange their shares for other preferred stock or debt securities. The terms of any exchange and any replacement preferred stock or debt securities will be described in the applicable prospectus supplement.

REDEMPTION

     We may issue a series of preferred stock of which we can redeem all or part at any time upon terms and at the redemption prices set forth in the applicable prospectus supplement.

     If any issuer redeems part of a series of preferred stock, that issuer will determine which shares to redeem by lot or pro rata or by any other method determined to be equitable by each issuer's board of directors.

     Unless we fail to pay the redemption price, dividends will cease to accrue on preferred stock called for redemption on or after a redemption date, and the holders' rights will terminate, except for the right to receive the redemption price.

     Under current regulations, bank holding companies may not exercise any option to redeem shares of preferred stock included as Tier 1 capital, or exchange such preferred stock for debt securities, without the prior approval of the Federal Reserve Board. Ordinarily, the Federal Reserve Board would not permit such a redemption unless

   o the shares are redeemed with the proceeds of a sale by the bank holding company of common stock or perpetual preferred stock; or

   o the Federal Reserve Board determines that the bank holding company's condition and circumstances warrant the reduction of a source of permanent capital.

PREFERENCES IN LIQUIDATION

     In the event of any voluntary or involuntary liquidation, dissolution or winding up of an issuer, the holders of preferred stock of that issuer will have preference and priority over any class of equity securities that ranks junior to their preferred stock upon liquidation, dissolution or winding up. This priority will extend to payments in the amount set forth in the applicable prospectus supplement plus all accrued and unpaid dividends to the date of final distribution to the holders. These payments may be made from capital or surplus using the assets of the relevant issuer or proceeds from any liquidation. If these assets or proceeds are insufficient to satisfy fully all claims with an equal priority of payment, then the assets and proceeds will be distributed ratably among the holders of preferred stock of that issuer. If you own noncumulative preferred stock, you will not be entitled to receive payment for unpaid dividends from prior dividend periods. After you are paid the full amount of the liquidation preference to which you are entitled, you will not be entitled to participate in any further distribution of assets of the issuer of your preferred stock.

VOTING RIGHTS

     The term "BANKING LAW" refers to a Puerto Rico law and the term "OFFICE OF THE COMMISSIONER" refers to the Puerto Rico Office of Financial Institutions, a regulator. The definitions of these terms are incorporated in this subsection by reference to the Report on Form 10-K of Popular for the year ended December 31, 1998.

     Except as indicated in the applicable prospectus supplement or as expressly required by applicable law, you will have no voting rights.

     Under regulations adopted by the Federal Reserve Board, any series of preferred stock whose holders become entitled to vote for the election of directors may be deemed a "class of voting securities". A holder of 25% or more of such series (or a holder of 5% if it otherwise exercises a "controlling influence" over the relevant issuer) may then be subject to regulation as a bank holding company in accordance with the Bank Holding Company Act. In addition, when a series is deemed a class of voting securities,

   o any other bank holding company may be required to obtain the approval of the Federal Reserve Board to acquire or retain 5% or more of that series, and

   o any person other than a bank holding company may be required to file with the Federal Reserve Board under the Change in Bank Control Act to acquire or retain 10% or more of that series.

     Section 12 of the Banking Law requires prior approval of the Office of the Commissioner to obtain control of any bank organized under the Banking Law. The Banking Law requires that both parties involved in a transfer of voting and outstanding capital stock of any bank organized under the laws of Puerto Rico to any person or entity that will become directly or indirectly the owner after the transfer of more than 5% of the voting and outstanding capital stock of that bank shall inform the Office of the Commissioner of the proposed transfer at least 60 days prior to the date the transfer is to be effected. The Banking Law does not contain any provision allowing for the extension of such 60-day time period. The transfer requires the approval of the Office of the Commissioner if it results in a change of control of the bank. For the purposes of Section 12 of the Banking Law, the term "control" means the power to, directly or indirectly, direct or influence decisively the administration or the normal operation of the bank. The Department of the Treasury (predecessor to the Office of the Commissioner) made a determination that the foregoing provisions of the Banking Law are applicable to a change in control of Popular in a letter dated April 9, 1985.

     Pursuant to Section 12(d) of the Banking Law, as soon as the Office of the Commissioner receives notice of a proposed transaction that may result in the control or in a change of control of a bank, the Office of the Commissioner shall have the duty to make the necessary investigations. The Office of the Commissioner shall issue authorization for the transfer of control of the bank if the results of his investigations are in his judgment satisfactory. The decision of the Office of the Commissioner is final and unreviewable.

POPULAR'S GUARANTEE

     Popular will fully and unconditionally guarantee the punctual payment of:

   o any accrued and unpaid dividends, whether or not declared, on any series of Popular International Bank and Popular North America preferred stock;

   o the redemption price for any shares of Popular International Bank and Popular North America preferred stock called or redeemed at the option of Popular International Bank and Popular North America or the holder;

   o the liquidation preference of Popular International Bank and Popular North America preferred stock; and

   o any additional amounts with respect to a series of Popular International Bank and Popular North America preferred stock.

     The guarantee of the Popular International Bank and Popular North America preferred stock shall constitute an unsecured obligation of Popular and will rank junior to all of its liabilities. The guarantee will rank senior to Popular's common stock. The guarantee's rank relative to the preferred stock of Popular will be specified in the applicable prospectus supplement.

                         VALIDITY OF OFFERED SECURITIES

     Brunilda Santos de Alvarez, counsel to Popular, will pass upon the validity of the preferred stock of Popular and Popular International Bank for Popular and Popular International Bank. The validity of the senior debt securities and subordinated debt securities of Popular and Popular International Bank and the guarantees of those securities will be passed upon for Popular and Popular International Bank by Ms. Alvarez as to matters of the laws of the Commonwealth of Puerto Rico and by Sullivan & Cromwell as to matters of New York law. Sullivan & Cromwell will pass upon the validity of the securities of Popular North America and the guarantees of those securities. The validity of the securities will be passed upon for any underwriters or agents by counsel named in the prospectus supplement.

                                     EXPERTS

     The financial statements included in Popular's Annual Report on Form 10-K for the year ended December 31, 1998 and incorporated in this prospectus by reference have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

                              PLAN OF DISTRIBUTION

     We may sell securities:

   o to or through underwriting syndicates represented by managing underwriters;

   o through one or more underwriters without a syndicate for them to sell to the public; and

   o   to investors directly or through agents.

     Any underwriter or agent involved in the sale of any series of the securities will be named in the applicable prospectus supplement.

     The prospectus supplement for each series of securities will describe:

   o the terms of the offering of these securities, including the name of the agent or the name or names of any underwriters;

   o   the public offering or purchase price;

   o any discounts and commissions to be allowed or paid to the agent or underwriters and all other items constituting underwriting compensation;

   o   any discounts and commissions to be allowed or paid to dealers; and

   o   any exchanges on which the securities will be listed.

     Only the agents or underwriters named in a prospectus supplement are agents or underwriters in connection with the securities being offered by that prospectus supplement. Under certain circumstances, we may repurchase securities and reoffer them to the public as set forth above and arrange for repurchases and resales of the securities by dealers.

     We may agree to indemnify the agents and the several underwriters against certain civil liabilities, including liabilities under the Securities Act or contribute to payments the agents or the underwriters may be required to make.

     All securities will be a new issue of
securities with no established trading market. Any underwriters to whom securities are sold by us for public offering and sale may make a market in such securities, but they will not be obligated to do so and may discontinue any market making at any time without notice. No one associated with any offering of securities can assure the liquidity of the trading market for any securities.

     The underwriters and their associates may be customers of, lenders to, engage in transactions with, and perform services for, Popular or its subsidiaries in the ordinary course of business.

     Popular Securities, Inc. may participate as an agent or an underwriter in offerings of Securities. Popular Securities is a wholly owned subsidiary of Popular and a member of the NASD. Because of the relationship between Popular Securities and Popular, Popular North America and Popular International Bank, offerings of Securities in which Popular Securities participates will be conducted in accordance with NASD Rule 2720.

                       WHERE YOU CAN FIND MORE INFORMATION

     We file reports, proxy statements and other information with the SEC. Our SEC filings are also available over the Internet at the SEC's web site at http://www.sec.gov or at our web site at http://www.popularinc. com. You may also read and copy any document we file by visiting the SEC's public reference rooms in Washington, D.C., New York, New York, and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information about the public reference rooms. We filed a registration statement on Form S-3 with the SEC relating to the Securities. This prospectus is a part of the registration statement and does not contain all of the information in the registration statement. Whenever a reference is made in this prospectus to a contract or other document, please be aware that the reference is not necessarily complete and that you should refer to the exhibits that are part of the registration statement for a copy of the contract or other document.

                INCORPORATION OF INFORMATION WE FILE WITH THE SEC

     The SEC allows us to incorporate by reference the information we file with them, which means:

   o   incorporated documents are considered part of the prospectus;

   o we can disclose important information to you by referring you to those documents; and

   o information that we file with the SEC will automatically update and supersede this incorporated information.

     We incorporate by reference the documents listed below which were filed with the SEC under the Securities Exchange Act:

   1. The Annual Report on Form 10-K for the year ended December 31, 1998, provided, however, that the information referred to in Item 402(a)(8) of Regulation S-K promulgated by the Commission shall not be deemed to be specifically incorporated by reference herein.

   2. Quarterly Reports on Form 10-Q for the quarter ended March 31, 1999.

   3. Current Reports on Form 8-K, dated January 11, 1999, April 9, 1999 and July 8, 1999.

   4. Registration Statement on Form 8-A, dated August 28, 1998, filed pursuant to Section 12(g) of the Exchange Act, by which Popular registered its Series A Participating Cumulative Preferred Stock Purchase Rights.

   5. Registration Statement on Form 8-A, dated June 17, 1994, as amended by Popular's Amendment on Form 8-A/A, dated June 21, 1994, filed pursuant to
   Section 12(g) of the Exchange Act, by which Popular registered its 8.35% Non-Cumulative Monthly Income Preferred Stock, 1994 Series A.

     We also incorporate by reference each of the following documents that we will file with the SEC after the date of this prospectus until this offering is completed or after the date of this initial registration statement and prior to effectiveness of the registration statement:

   o   reports filed under Sections 13(a) and (c) of the Exchange Act;

   o definitive proxy or information statements filed under Section 14 of the Exchange Act in connection with any subsequent stockholders' meeting; and

   o any reports filed under Section 15(d) of the Exchange Act. You should rely only on information contained or incorporated by reference in this prospectus. We have not, and the agents and dealers have not, authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and the agents and dealers are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

     You should assume that the information appearing in this prospectus is accurate as of the date of this prospectus only. Our business, financial condition and results of operations may have changed since that date.

     You may request a copy of any filings referred to above (excluding exhibits), at no cost, by contacting us at the following address: Amilcar Jordan, Senior Vice President, Popular, Inc., P.O. Box 362708, San Juan, Puerto Rico 00936-2708. Telephone requests may be directed to (787) 765-9800. You may also access this information at our website at http://www.popularinc.com.

             ======================================================

         NO DEALER, SALESPERSON OR OTHER PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO REPRESENT ANYTHING NOT CONTAINED IN THIS PROSPECTUS. YOU MUST NOT RELY ON ANY UNAUTHORIZED INFORMATION OR REPRESENTATIONS. THIS PROSPECTUS IS AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THE SECURITIES IT DESCRIBES, BUT ONLY UNDER CIRCUMSTANCES AND IN JURISDICTIONS WHERE IT IS LAWFUL TO DO SO. THE INFORMATION CONTAINED IN THIS PROSPECTUS IS CURRENT ONLY AS OF ITS DATE.

                         ------------------------------

TABLE OF CONTENTS

Prospectus

Popular, Inc. ........................................o
Popular International Bank, Inc.......................o
Popular North America, Inc............................o
Consolidated Ratio of Earnings to Fixed Charges of
Popular...............................................o
Holding Company Structure.............................o
Use of Proceeds.......................................o
Legal Ownership of Securities.........................o
Description of Debt Securities We May Offer...........o
Description of Preferred Stock........................o
Validity of Offered Securities........................o
Experts...............................................o
Plan of Distribution..................................o
Where You Can Find More Information...................o
Incorporation of Information We File with the SEC.....o

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The estimated expenses in connection with the issuance and distribution of the securities being registered are:

Registration Fee....................................................  $417,000
Fees and Expenses of Accountants....................................    30,000
Fees and Expenses of Counsel........................................   150,000
Blue Sky Fees and Expenses..........................................    25,000
Printing and Engraving Expenses.....................................    25,000
Rating Agency Fees..................................................   398,000
Trustee's Fees......................................................    12,000
Miscellaneous.......................................................    25,000
                                                                        ------
         Total                                                      $1,082,000
                                                                     =========

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     (a) Popular and Popular International Bank are Puerto Rico corporations.

     (i) Article ELEVENTH of the Restated Certificate of Incorporation of Popular provides the following:

          (1) Popular shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of Popular) by reason of the fact that he is or was a director, officer, employee or agent of Popular, or is or was serving at the written request of Popular as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of Popular, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of Popular and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

          (2) Popular shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of Popular to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of Popular, or is or was serving at the written request of Popular as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorney's fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of Popular, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to Popular unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

          (3) To the extent that a director, officer, employee or agent of Popular has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in paragraph 1 or 2 of this Article ELEVENTH, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

          (4) Any indemnification under paragraph 1 or 2 of this Article ELEVENTH (unless ordered by a court) shall be made by Popular only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth therein. Such determination shall be made (a) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (b) if such a quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (c) by the stockholders.

          (5) Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by Popular in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors in the specific case upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by Popular as authorized in this Article ELEVENTH.

          (6) The indemnification provided by this Article ELEVENTH shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any statute, by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

          (7) By action of its Board of Directors, notwithstanding any interest of the directors in the action, Popular may purchase and maintain insurance, in such amounts as the Board of Directors deems appropriate, on behalf of any person who is or was a director, officer, employee or agent of Popular, or is or was serving at the written request of Popular as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not Popular would have the power or would be required to indemnify him against such liability under the provisions of this Article ELEVENTH or of the General Corporation Law of the Commonwealth of Puerto Rico or of any other state of the United States or foreign country as may be applicable.

     (ii) Article ELEVENTH of the Certificate of Incorporation of Popular International Bank provides the following:

          (1) Popular International Bank shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of Popular International Bank) by reason of the fact that he is or was a director, officer, employee or agent of Popular International Bank, or is or was serving at the written request of Popular International Bank as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of Popular International Bank, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of Popular International Bank and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

          (2) Popular International Bank shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of Popular International Bank to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of Popular International Bank, or is or was serving at the written request of Popular International Bank as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of Popular International Bank, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to Popular International Bank unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

          (3) To the extent that a director, officer, employee or agent of Popular International Bank has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in paragraph 1 or 2 of this Article ELEVENTH, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

          (4) Any indemnification under paragraph 1 or 2 of this Article ELEVENTH (unless ordered by a court) shall be made by Popular International Bank only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth therein. Such determination shall be made (a) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (b) if such a quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (c) by the stockholders.

          (5) Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by Popular International Bank in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors in the specific case upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by Popular International Bank as authorized in this Article ELEVENTH.

          (6) The indemnification provided by this Article ELEVENTH shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any statute, by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

          (7) By action of its Board of Directors, notwithstanding any interest of the directors in the action, Popular International Bank may purchase and maintain insurance, in such amounts as the Board of Directors deems appropriate, on behalf of any person who is or was a director, officer, employee or agent of Popular International Bank, or is or was serving at the written request of Popular International Bank as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not Popular International Bank would have the power or would be required to indemnify him against such liability under the provisions of this Article ELEVENTH or of the General Corporation Law of the Commonwealth of Puerto Rico or of any other state of the United States or foreign country as may be applicable.

     (b) Popular North America is a Delaware corporation.

          (i) Section 102 of the Delaware General Corporation Law allows a corporation to eliminate the personal liability of a director to Popular or its stockholders for monetary damages for breach of fiduciary duty as a director, except in cases where the director breached his duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowing violation of law, authorized the unlawful payment of a dividend or approved an unlawful stock repurchase or obtained an improper personal benefit.
     Section 145 of the Delaware General Corporation Law, as amended, provides that a corporation may indemnify any person who was or is a party or is threatened to be a party to any threatened, pending or completed action, suit, or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director, officer, employee or agent of Popular or is or was serving at its request in such capacity in another corporation or business association against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement, actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of Popular and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

          (ii) Section 6.4 of the By-laws of Popular North America provides the following:

               Section 6.4. Indemnification of Directors, Officers and Employees. Popular shall indemnify to the full extent permitted by law any person made or threatened to be made a party to any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person or such person's testator or intestate is or was a director, officer or employee of Popular or serves or served at the request of Popular any other enterprise as a director, officer or employee. Expenses, including attorneys' fees, incurred by any such person in defending any such action, suit or proceeding shall be paid or reimbursed by Popular promptly upon receipt by it of an undertaking of such person to repay such expenses if it shall ultimately be determined that such person is not entitled to be indemnified by Popular. The rights provided to any person by this by-law shall be enforceable against Popular by such person who shall be presumed to have relied upon it in serving or continuing to serve as a director, officer or employee as provided above. No amendment of this by-law shall impair the rights of any person arising at any time with respect to events occurring prior to such amendment. For purposes of this by-law, the term "Corporation" shall include any predecessor of Popular and any constituent corporation (including any constituent of a constituent) absorbed by Popular in a consolidation or merger; the term "other enterprise" shall include any corporation, partnership, joint venture, trust or employee benefit plan; service "at the request of Popular" shall include service as a director, officer or employee of Popular which imposes duties on, or involves services by, such director, officer or employee with respect to an employee benefit plan, its participants or beneficiaries; any excise taxes assessed on a person with respect to an employee benefit plan shall be deemed to be indemnifiable expenses; and action by a person with respect to an employee benefit plan which such person reasonably believes to be in the interest of the participants and beneficiaries of such plan shall be deemed to be action not opposed to the best interests of Popular.

          (c) Popular, Popular International Bank and Popular North America maintain directors' and officers' liability insurance policies.

          (d) Reference is made to the indemnity provisions in the Underwriting Agreement, which is incorporated by reference as Exhibit 1 to this Registration Statement from Registration Statement No. 33-57038.

ITEM 16. EXHIBITS

        (1)(a) -- Form of Underwriting Agreement. (Incorporated by reference from Registration Statement No. 33-57038)
        (4)(a) -- Restated Articles of Incorporation of Popular, Inc., as amended (English translation). (Incorporated by reference from Registration Statement No. 33-26941)
        (4)(b) -- Certificate of Incorporation of Popular International Bank, Inc. (English translation). (Incorporated by reference from Registration Statement No. 33-54299)
        (4)(c) -- Amended and Restated Certificate of Incorporation of Popular North America, Inc., as amended. (Incorporated by reference from Registration Statement No. 33-26941)
        (4)(d) -- Copy of Senior Indenture of Popular, Inc., dated as of February 15, 1995, as supplemented by the First Supplemental Indenture thereto, dated as of May 8, 1997, each between Popular, Inc. and The First National Bank of Chicago, as trustee. (Incorporated by reference from Registration Statement No. 33-26941)
        (4)(e) -- Copy of Subordinated Indenture of Popular, Inc., dated as of November 30,

                  1995, between Popular, Inc. and The First National Bank of Chicago, as trustee. (Incorporated by reference from Registration Statement No. 33-26941)
        (4)(f) -- Copy of Senior Indenture of Popular North America, Inc., dated as of October 1, 1991, as supplemented by the First Supplemental Indenture thereto, dated as of February 28, 1995, and by the Second Supplemental Indenture thereto, dated as of May 8, 1997, each among Popular North America, Inc., Popular, Inc., as Guarantor, and The First National Bank of Chicago, as trustee. (Incorporated by reference from Registration Statement No. 33-26941)
        (4)(g) -- Form of Subordinated Indenture of Popular North America, Inc. (Incorporated by reference from Registration Statement No. 33-61601)
        (4)(h) -- Form of Senior Indenture of Popular International Bank, Inc. (Incorporated by reference from Registration Statement No. 33-26941)
        (4)(i) -- Form of Subordinated Indenture of Popular International Bank, Inc. (Incorporated by reference from Registration Statement No. 33-26941)
        (4)(i) -- Form of Subordinated Indenture of Popular International Bank, Inc. (Incorporated by reference from Registration Statement No. 33-57038)
        (4)(j) -- Rights Agreement, dated as of August 28, 1998, between Popular, Inc. and Banco Popular de Puerto Rico, as Rights Agent. (Incorporated by reference from Registration
                  Statement No. 34-13818)
        (4)(k) -- Form of Certificate of 8.35% non-cumulative monthly Preferred Stock, 1994 Series A (Liquidation Preference $25.00 per share). (Incorporated by reference to Exhibit 4.7 of 1994 Form 10-K)
        (5)(a) -- Opinion of Brunilda Santos de Alvarez, Esq.
        (5)(b) -- Opinion of Sullivan & Cromwell. (12) -- Computation of Consolidated Ratios of Earnings to Fixed Charges and Earnings to Fixed Charges and Preferred Stock Dividends
       (23)(a) -- Consent of Independent Accountants.
       (23)(b) -- Consent of Brunilda Santos de Alvarez, Esq. (included in
                  Exhibit (5)(a))
       (23)(c) -- Consent of Sullivan & Cromwell. (included in Exhibit (5)(b))
          (24) -- Powers of attorney (included on pages II-7 through II-11).
       (25)(a) -- Form T-1 Statement of Eligibility under the Trust Indenture
                  Act of 1939 of The First National Bank of Chicago, as Trustee under indenture of Popular, Inc.
       (25)(b) -- Form T-1 Statement of Eligibility under the Trust Indenture
                  Act of 1939 of The First National Bank of Chicago, as Trustee under indenture of Popular International Bank, Inc.
       (25)(c) -- Form T-1 Statement of Eligibility under the Trust Indenture
                  Act of 1939 of The First National Bank of Chicago, as Trustee under indenture of Popular North America Inc.

-------------------

ITEM 17.  UNDERTAKINGS

     The undersigned registrants hereby undertake:

          (a)(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

             (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrants pursuant to
Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b) That, for purposes of determining any liability under the Securities Act of 1933, each filing of Popular's annual report pursuant to section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) That, for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by any registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

          (d) That, for purposes of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     The undersigned Registrants hereby undertake to file an application for the purpose of determining the eligibility of the Trustee under any Indenture to act under Subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of such Act.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrants pursuant to the provisions referred to in Item 15 of this Registration Statement, or otherwise, the Registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification by the Registrants against such liabilities (other than the payment by the Registrants of expenses incurred or paid by a director, officer or controlling person of the Registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrants will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by them is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the undersigned co-registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Juan, Commonwealth of Puerto Rico, on the 8th day of July, 1999.


                                        POPULAR, INC.
                                        (Registrant)


                                        By   /s/ JORGE A. JUNQUERA
                                           ------------------------------------
                                                 Jorge A. Junquera
                                           Senior Executive Vice President and
                                                          Director
                                              (Principal Financial Officer)


     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned directors and/or officers of POPULAR, INC. (the "Corporation") hereby constitutes and appoints Richard L. Carrion, David H. Chafey, Jr., Jorge A. Junquera, Richard Barrios, Amilcar Jordan and Roberto R. Herencia, and each of them singly, the true and lawful agents and attorneys-in-fact of the undersigned with full power of substitution and resubstitution and with full power and authority in said agents and attorneys-in-fact, and in any one of them, to sign for each of the undersigned and in his name, place or stead in any and all capacities indicated below, a Registration Statement on Form S-3 to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to the registration of up to $1,500,000,000 aggregate initial offering price of debt, securities, preferred stock and guarantees, and to sign any and all pre-effective amendments or post-effective amendments to such Registration Statement and to file the same, with all exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission, granting unto said agents and attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said agents and attorneys-in-fact or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue thereof.

                     Signature                                           Title                            Date
                     ---------                                           -----                            ----
              /s/ RICHARD L. CARRION                Chairman, President and Chief Executive           July 8, 1999
--------------------------------------------------  Officer (Principal Executive Officer)
                Richard L. Carrion

             /s/ ALFONSO F. BALLESTER               Director                                          July 8, 1999
--------------------------------------------------
               Alfonso F. Ballester

               /s/ JUAN J. BERMUDEZ                 Director                                          July 8, 1999
--------------------------------------------------
                 Juan J. Bermudez

             /s/ FRANCISCO J. CARRERAS              Director                                          July 8, 1999
--------------------------------------------------
               Francisco J. Carreras

             /s/ DAVID H. CHAFEY, JR.               Senior Executive Vice President and               July 8, 1999
--------------------------------------------------  Director
               David H. Chafey, Jr.

                                                    Director                                          July 8, 1999
--------------------------------------------------
                Luis E. Dubon, Jr.

              /s/ ANTONIO LUIS FERRE                Director                                          July 8, 1999
--------------------------------------------------
                Antonio Luis Ferre

              /s/ HECTOR R. GONZALEZ                Director                                          July 8, 1999
--------------------------------------------------
                Hector R. Gonzalez

               /s/ JORGE A. JUNQUERA                Senior Executive Vice President and               July 8, 1999
--------------------------------------------------  Director (Principal Financial Officer)
                 Jorge A. Junquera

              /s/ MANUEL MORALES, JR.               Director                                          July 8, 1999
--------------------------------------------------
                Manuel Morales, Jr.

           /s/ ALBERTO M. PARACCHINI                Director                                          July 8, 1999
--------------------------------------------------
               Alberto M. Paracchini

         /s/ FRANCISCO M. REXACH, JR.               Director                                          July 8, 1999
--------------------------------------------------
             Francisco M. Rexach, Jr.

          /s/ FELIX J. SERRALLES NEVARES            Director                                          July 8, 1999
--------------------------------------------------
            Felix J. Serralles Nevares

           /s/ JULIO E. VIZCARRONDO, JR.            Director                                          July 8, 1999
--------------------------------------------------
             Julio E. Vizcarrondo, Jr.

                /s/ AMILCAR JORDAN                  Senior Vice President (Principal                  July 8, 1999
--------------------------------------------------  Accounting Officer)
                  Amilcar Jordan

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the undersigned co-registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized, in the City of San Juan, Commonwealth of Puerto Rico, on the 8th day of July, 1999.

                                      POPULAR INTERNATIONAL BANK, INC.
                                      (Registrant)

                                      By     /s/ JORGE A. JUNQUERA
                                        ------------------------------
                                              Jorge A. Junquera
                                            Chairman of the Board
                                        (Principal Executive Officer)

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned directors and/or officers of POPULAR INTERNATIONAL BANK, INC. (the "Corporation") hereby constitutes and appoints Richard L. Carrion, Jorge A. Junquera, Richard Barrios, Amilcar Jordan, and Roberto R. Herencia, and each of them singly, the true and lawful agents and attorneys-in-fact of the undersigned with full power of substitution and resubstitution and with full power and authority in said agents and attorneys-in-fact, and in any one of them, to sign for each of the undersigned and in his name, place or stead in any and all capacities indicated below, a Registration Statement on Form S-3 to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to the registration of up to $1,500,000,000 aggregate initial offering price of debt, securities, preferred stock and guarantees, and to sign any and all pre-effective amendments or post-effective amendments to such Registration Statement and to file the same, with all exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission, granting unto said agents and attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said agents and attorneys-in-fact or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue thereof.

       Signature                                    Title                                    Date
       ---------                                    -----                                    ----
 /s/ RICHARD L. CARRION               Chairman of the Board                             July 8, 1999
---------------------------------     (Principal Executive Officer)
     Richard L. Carrion

/s/ ALFONSO F. BALLESTER               Director                                         July 8, 1999
---------------------------------
    Alfonso F. Ballester

 /s/ JORGE A. JUNQUERA                President and Director                            July 8, 1999
---------------------------------
     Jorge A. Junquera

                                      Director                                          July 8, 1999
---------------------------------
     Roberto R. Herencia

 /s/ FRANCISCO REXACH, JR.             Director                                         July 8, 1999
---------------------------------
     Francisco Rexach, Jr.

 /s/ FELIX J. SERALLES                 Director                                         July 8, 1999
---------------------------------
     Felix J. Seralles

                                       Director                                         July 8, 1999
---------------------------------
     Richard Speer

 /s/ JULIO E. VIZCARRONDO              Director                                         July 8, 1999
---------------------------------
     Julio E. Vizcarrondo

 /s/ AMILCAR JORDAN                    Senior Vice President                            July 8, 1999
---------------------------------      (Principal Accounting Officer)
     Amilcar Jordan


                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the co-registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized, in the City of San Juan, Commonwealth of Puerto Rico, on the 8th day of July, 1999.

                                   POPULAR NORTH AMERICA, INC.
                                   (Registrant)

                                   By  /s/ JORGE A. JUNQUERA
                                     ----------------------------
                                         Jorge A. Junquera
                                     President and Director
                                   (Principal Financial Officer)

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned directors and/or officers of POPULAR NORTH AMERICA, INC. (the "Corporation") hereby constitutes and appoints Richard L. Carrion, David H. Chafey, Jorge A. Junquera, Richard Barrios, Amilcar Jordan and Roberto R. Herencia, and each of them singly, the true and lawful agents and attorneys-in-fact of the undersigned with full power of substitution and resubstitution and with full power and authority in said agents and attorneys-in-fact, and in any one of them, to sign for each of the undersigned and in his name, place or stead in any and all capacities indicated below, a Registration Statement on Form S-3 to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to the registration of up to $1,500,000,000 aggregate initial offering price of debt, securities, preferred stock and guarantees, and to sign any and all pre-effective amendments or post-effective amendments to such Registration Statement and to file the same, with all exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission, granting unto said agents and attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said agents and attorneys-in-fact or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue thereof.

                    Signatures                                           Title                            Date
                    ----------                                           -----                            ----
             /s/ RICHARD L. CARRION                 Chairman of the Board                            July 8, 1999
--------------------------------------------------  (Principal Executive Officer)
                Richard L. Carrion

             /s/ ALFONSO F. BALLESTER               Director                                         July 8, 1999
--------------------------------------------------
               Alfonso F. Ballester

               /s/ JORGE A. JUNQUERA                President and Director (Principal Financial      July 8, 1999
--------------------------------------------------  Officer)
                 Jorge A. Junquera

                                                    Senior Vice President and Director               July 8, 1999
--------------------------------------------------
                Roberto R. Herencia

             /s/ FRANCISCO REXACH, JR.              Director                                         July 8, 1999
--------------------------------------------------
               Francisco Rexach, Jr.

            /s/ FELIX J. SERALLES                   Director                                         July 8, 1999
--------------------------------------------------
                Felix J. Seralles

                                                    Director                                         July 8, 1999
--------------------------------------------------
                  Richard Speer

           /s/ JULIO E. VIZCARRONDO                 Director                                         July 8, 1999
--------------------------------------------------
              Julio E. Vizcarrondo

              /s/ AMILCAR JORDAN                    Senior Vice President                            July 8, 1999
--------------------------------------------------  Principal Accounting Officer)
                Amilcar Jordan


                                  EXHIBIT INDEX


Exhibit                                                            Sequentially
Number                        Description                         Numbered Page
------                        -----------                         -------------


(5)(a)  --  Opinion of Brunilda Santos de Alvarez, Esq.........................
(5)(b)  --  Opinion of Sullivan & Cromwell.....................................
(12)    --  Computation of Consolidated Ratios of
            Earnings to Fixed Charges and Earnings to Fixed
            Charges and Preferred Stock Dividends..............................
(23)(a) --  Consent of Independent Accountants.................................
(23)(b) --  Consent of Brunilda Santos de Alvarez, Esq.
            (included in Exhibit (5)(a)).......................................
(23)(c) --  Consent of Sullivan & Cromwell (included in
            Exhibit (5)(b))....................................................
(24)    --  Powers of attorney (included on pages II-7
            through II-11).....................................................
(25)(a) --  Form T-1 Statement of Eligibility under the Trust
            Indenture Act of 1939 of The First National Bank of
            Chicago, as Trustee under the Senior Indenture of
            Popular, Inc.......................................................
(25)(b) --  Form T-1 Statement of Eligibility under the Trust Indenture Act of
            1939 of The First National Bank of Chicago, as Trustee under
            Indenture of Popular International Bank, Inc.......................
(25)(c) --  Form T-1 Statement of Eligibility under the Trust Indenture Act of
            1939 of The First National Bank of Chicago, as Trustee under
            Indenture of Popular North America, Inc............................